ARTICLES OF INCORPORATION
OF
Mobile Vault, Inc.

The undersigned, a natural person competent to contract, does hereby make, subscribe and file these Articles of Incorporation for the purpose of organizing a corporation under the laws of the State of Florida.

ARTICLE I
CORPORATE NAME

The name of this Corporation shall be: MOBILE VAULT, INC..

ARTICLE II
PRINCIPAL OFFICE AND MAILING ADDRESS

The principal office and mailing address of the Corporation is 3384 La Canada Dr., Apt. # 1, Cameron Park, CA 95682.

ARTICLE III
NATURE OF CORPORATE BUSINESS AND POWERS

The general nature of the business to be transacted by this Corporation shall be to engage in any and all lawful business permitted under the laws of the United States and the State of Florida.

ARTICLE IV
CAPITAL STOCK

The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be four hundred & eighty million (480,000,000) shares of Common Stock, par value $.0001 per share and twenty million (20,000,000) shares of Preferred Stock, par value $.0001.

ARTICLE V
TERM OF EXISTENCE

This Corporation shall have perpetual existence.

ARTICLE VI
REGISTERED AGENT AND
INITIAL REGISTERED OFFICE IN FLORIDA

The Registered Agent and the street address of the initial Registered Office of this Corporation in the State of Florida shall be:

Steven Sanders,
7865 Amethyst Lake Pt.,
Lake Worth, FL 33467

ARTICLE VII
BOARD OF DIRECTORS

This corporation shall have one (1) Director initially.

Danielle Olsen
3384 La Canada Dr., Apt. # 1,
Cameron Park, CA 95682.

ARTICLE VIII
INCORPORATOR

The name address of the person signing these Articles of Incorporation as the Incorporator is Steven Sanders, 7865 Amethyst Lake Pt., Lake Worth, FL 33467.

ARTICLE IX
INDEMNIFICATION

To the fullest extent permitted by the Florida Business Corporation Act, the Corporation shall indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit or proceeding by reason of the fact that such person (i) is or was a director of the Corporation; (ii) is or was serving at the request of the Corporation as a director of another corporation, provided that such person is or was at the time a director of the Corporation; or (iv)is or was serving at the request of the Corporation as an officer of another Corporation, provided that such person is or was at the time a director of the corporation or a director of such other corporation, serving at the request of the Corporation. Unless otherwise expressly prohibited by the Florida Business Corporation Act, and except as otherwise provided in the previous sentence, the Board of Directors of the Corporation shall have the sole and exclusive discretion, on such terms and conditions as it shall determine, to indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit, or proceeding by reason of the fact such person is or was an officer, employee or agent of the Corporation as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

ARTICLE X
AFFILIATED TRANSACTIONS

This Corporation expressly elects not to be governed by Section 607.0901 of the Florida Business Corporation Act, as amended from time to time, relating to affiliated transactions.

FILED
11 MAY 18 AM 10: 10
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

ARTICLE XI
CONTROL SHARE ACQUISITIONS

This Corporation expressly elects to be governed by Section 607.0902 of the Florida Business Corporation Act, as amended from time to time, relating to control share acquisitions.

IN WITNESS WHEREOF, the undersigned Incorporator has executed the foregoing Articles of Incorporation on the 17 day of May 2011..

Steven Sanders, Incorporator

FILED
11 MAY 18 AM 10: 10
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

CERTIFICATE DESIGNATING REGISTERED AGENT AND OFFICE FOR SERVICE FOR PROCESS

Mobile Vault, Inc. , a corporation existing under the laws of the State of Florida with its principal office and mailing address at 3384 La Canada Dr. #1, Cameron Park, CA 95682 has named Steven Sanders whose address is 7865 Amethyst Lake Pt., Lake Worth, FL 33467 as its agent to accept service of process within the State of Florida.

<u>ACCEPTANCE:</u>

Having been named to accept service of process for the above-named Corporation, at the place designated in this Certificate, I hereby accept the appointment as Registered Agent, and agree to comply with all applicable provisions of law. In addition, I hereby am familiar with and accept the duties and responsibilities as Registered Agent for said Corporation.

Steven Sanders

FILED
11 MAY 18 AM 10: 10
SECRETARY OF STATE
TALLAHASSEE, FLORIDA